Exhibit 99.1

CHINA ELECTRIC RECEIVES LETTER FROM NASDAQ; SEC SUBPOENA

SHENZHEN, China, April 11, 2011 /PRNewswire-Asia-FirstCall/—China Electric Motor, Inc. (Nasdaq: CELM, “China Electric,” or the “Company”), a Delaware corporation and China-based company that engages in the design, production, marketing and sale of micro motor products, today announced that, as expected, it received a notification letter (the “Nasdaq Letter”) from the Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with the continued listing requirements under Nasdaq Listing Rule 5250(c)(1), which requires the timely filing of periodic reports with the U.S. Securities and Exchange Commission (the “SEC”).  The Company received the Nasdaq Letter because it has not timely filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

The Company reported in its Form 12b-25 filed with the SEC on March 31, 2011, that the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 has been delayed due to possible discrepancies concerning the Company’s banking statements that were identified by the Company’s auditors in the course of their audit of the consolidated financial statements for the fiscal year ended December 31, 2010. The Special Committee of the Company’s Board of Directors, which was formed to investigate this matter, has retained DLA Piper UK LLP and DLA Piper LLP (US) to assist it with its internal investigation. The Company cannot predict at this time whether the investigation will require any adjustments to its financial statements, and if so whether such adjustments will be material.

The Company received the Nasdaq Letter on April 6, 2011. Pursuant to the Nasdaq Letter, the Company has 15 calendar days, or until April 21, 2011, to submit a plan to Nasdaq to regain compliance with the Nasdaq Listing Rules. If Nasdaq accepts China Electric’s plan of compliance, Nasdaq may grant the Company an extension of up to 180 calendar days from the due date of the Annual Report on Form 10-K, or until September 27, 2011, to regain compliance.

The Company and its advisors are working to resolve the issues discovered during its audit, but the Company, at this time, is unable to determine when it will file its Annual Report on Form 10-K for the year ended December 31, 2010.

The Company was also notified recently by the staff of the SEC that it has initiated a formal, nonpublic investigation into whether the Company or any of its personnel violated the federal securities laws.  On April 7, 2011, the SEC served the Company with a subpoena for documents in connection with its investigation. The Company is committed to cooperating with the SEC. It is not possible at this time to predict the outcome of the SEC investigation, including whether or when any proceedings might be initiated, when these matters may be resolved or what, if any, penalties or other remedies may be imposed. The SEC has informed the Company that the investigation should not be construed as an indication that any violations of law have occurred.

About China Electric Motor, Inc.

China Electric Motor, Inc. (Nasdaq: CELM) is a China-based company that engages in the design, production, marketing and sale of micro motor products through its subsidiaries, Shenzhen YuePengCheng Motor Co., Ltd. and Ningbo Heng Bang Long Electrical Equipment Co., Ltd. The Company’s products are incorporated into consumer electronics, automobiles, power tools, toys and household appliances, and are sold under its “Sunna” brand name. The Company provides micro motor products that meet the growing demand for efficient, quiet and compact motors from manufacturers of consumer electronics, automobiles, power tools, toys and household appliances. China Electric Motor, Inc. sells its products directly to original equipment manufacturers and to distributors and resellers both domestically in the People’s Republic of China and internationally to customers in Korea and Hong Kong. The Company’s manufacturing facilities are located in Shenzhen, Guangdong and Ningbo, Zhejiang.

Safe Harbor Statement

This press release of China Electric Motor, Inc. (“China Electric,” the “Company,” “we,” “us” or “our”) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions. All statements other than statements of historical fact in this press release are forward-looking statements, including but not limited to, our ability to file our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and our expectations with respect to the ability of the Special Committee of our Board of Directors to investigate the issues related to our banking statements. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates, but involve a number of unknown risks and uncertainties, including, without limitation, our ability to sustain our recent profitability and growth rates, the possibility that we may not meet production demands and standards at a reasonable cost, increased competition in the micro motor product market, our ability to develop and sell new products or penetrate new markets, our ability to timely bring additional production capacity on line, our ability to maintain and fill order backlog, the success of our strategic investments and acquisitions, our ability to timely develop new production equipment, compliance with and changes in the laws and policies of the People’s Republic of China that affect our operations, including its economic policies and other risk factors detailed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in our subsequent reports on Form 10-Q filed with the Securities and Exchange Commission and available at www.sec.gov. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and actual results may differ materially from the anticipated results. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements.

Contact Information
China Electric Motor, Inc. Investor Relations
+1-646-405-4933